EXHIBIT 10.1

                                     FORM OF

                DIRECTOR DEFERRED COMPENSATION JOINDER AGREEMENT

      I, ________________, and COMMUNITY BANK OF NEW JERSEY hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Director Deferred Compensation Plan (':Plan"), effective July 1, 2001, as such Plan may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

      I understand that I must execute this Director Deferred Compensation Joinder Agreement ("Joinder Agreement") as well as notify the Administrator of such execution, on or before July 1, 2001 in order to participate in the Plan from its Effective Date. Otherwise, I may execute this Joinder Agreement and give notice of such execution to the Administrator at least thirty (30) days prior to any January 1st or July 1st.

      I hereby elect to defer $________ of my monthly Board fees for the first six (6) months of the plan; $____ for the next twelve (12) months; $____ for the next twelve (12) months; and $______ per month for the final thirty (30) months of this plan. For the last two (2) years of the Plan, I also elect to defer my $________ annual retainer. Such deferrals shall commence on July 1, 2001 and shall continue for a period of Sixty (60) months known as the "Deferral Period", and will result in a "Projected Deferral" in the amount of $_______.

      I understand that my election to defer shall continue in accordance with this Joinder Agreement until such time as I submit a "Notice of Adjustment of Deferral Amount" (Exhibit B, hereto) to the Administrator, at least thirty (30) days prior to any January 1st or July 1st of my Deferral Period. A Notice of Adjustment of Deferral Amount can be used to adjust the amount of Board fees and/or retainer to be deferred or to discontinue deferrals altogether.

      I hereby elect a "Benefit Age" of_________ years and ______ months and a "Payout Period" of _________ months.

      In general, I understand that I shall be entitled to a "Deferred Compensation Benefit" monthly payment of $______, pursuant to Subsection 5.1 of the Plan and subject to all relevant Subsections of the Plan.

      In general, I understand that my designated Beneficiary shall be entitled to a "Survivor's Benefit" equal to the annuitized value of my Accrued Benefit Account using the Interest Factor.

      I hereby designate the following individuals as my "Beneficiary" and I am aware that I can subsequently change such designation by submitting to the Administrator, at any subsequent time and in substantially the form attached hereto as Exhibit A, a written designation of the primary and secondary Beneficiaries to whom payment under the Plan shall be made in the event of my death prior to complete distribution of the benefits due and payable under the Plan. I understand that any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.


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PRIMARY BENEFICIARY     _________________________

SECONDARY BENEFICIARY   _________________________

      1 understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Administrator.

      This Joinder Agreement shall become effective upon execution (below) by both the Director and a duly authorized officer of the Association.

            Dated this 1st day of July 2, 2001.


      ----------------------------
      (Director)


      ----------------------------
      (Bank's duly authorized Officer)


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                       DIRECTOR DEFERRED COMPENSATION PLAN
                             BENEFICIARY DESIGNATION

      The Director, under the terms of the Director Deferred Compensation Plan executed by the Bank on July 1, 2001, hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Plan, following his death:

PRIMARY BENEFICIARY:    _________________________

SECONDARY BENEFICIARY:  _________________________

      This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

      This Beneficiary Designation is revocable by a subsequent Beneficiary Designation, properly executed and filed with the Administrator, in accordance with Section VII of the Plan.

DATE:______________, 20___


--------------------------                         ---------------------------
WITNESS                                            DIRECTOR


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                                    Exhibit A

                DIRECTOR DEFERRED COMPENSATION JOINDER AGREEMENT
                     NOTICE OF ADJUSTMENT OF DEFERRAL AMOUNT

TO,   Bank
      Attention:

      I hereby give notice of my election to adjust the amount of my compensation deferral in accordance with my Director Deferred Compensation Joinder Agreement, dated the ____day of ______ 20__. . Thus notice is submitted thirty (30) days prior to January 1st or July 1st, and shall become effective January 1st or July 1st, as specified below.

      Adjust deferral as of:.             January 1st, 20__
                                          July 1st, 20___

      Previous Deferral Amount                                _______ per month
      New Deferral Amount                                     _______ per month
                                             (to discontinue deferral, enter $0)


                                       ---------------------------------
                                       DIRECTOR


                                       ----------------------------------
                                       DATE


                                       ----------------------------------
                                       ACKNOWLEDGED
                                       BY:


                                       TITLE:
                                              ---------------------------


                                       ----------------------------------
                                       DATE


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                                    Exhibit B

                                DIRECTOR DEFERRED

                                COMPENSATION PLAN

                          COMMUNITY BANK OF NEW JERSEY

                                  JULY 1, 2001

                  Financial Institution Consulting Corporation
                          700 Colonial Road, Suite 102
                            Memphis, Tennessee 38117
                              WATS: 1-800-873-0089
                               FAX: (901) 684-1414
                                 (901) 684-7400

                                DIRECTOR DEFERRED
                                COMPENSATION PLAN

            This Director Deferred Compensation Plan (the "Plan"), effective as of the 1st day, of July, 2001 formalizes the understanding by and between COMMUNITY BANK OF NEW JERSEY, a state chartered commercial bank having its principal place of business in New Jersey or any successor corporation (the "Bank"), and certain eligible Directors, hereinafter referred to as "Director", who shall be approved by the Bank to participate and who shall elect to become a party to this Director Deferred Compensation Plan by execution of a Director Deferred Compensation Joinder Agreement ("Joinder Agreement") in a form provided by the Bank.

                                   WITNESSETH:

                  WHEREAS, the Directors serve the Bank as members of the Board;
            and

                  WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Directors and wishes to encourage continued service of each; and

                  WHEREAS, the Bank values the efforts, abilities and
            accomplishments of such Directors and recognizes that the Directors' services substantially contribute to its continued growth and profits in the future; and

                  WHEREAS, the Bank desires to adopt a deferred compensation plan for Directors in order to permit the Directors to defer a portion of their fees;

                  WHEREAS, these Directors wish to defer a certain portion of their fees to be earned in the future; and

                  WHEREAS, the Directors and the Bank desire to adopt this
            restatement of the Plan in order to amend the terms and conditions upon which the Bank shall pay such deferred compensation to the Directors or their designated beneficiaries; and

                  WHEREAS, the Bank and the Directors intend this Plan to be considered an unfounded arrangement, maintained primarily to provide retirement income for such Directors, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

                  WHEREAS, the Bank has adopted this Director Deferred
            Compensation Plan which controls all issues relating to the Deferred Compensation Benefits as described herein;

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree to the following terms and conditions:

                                    SECTION I

                                   DEFINITIONS

      When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit Account" means the sum of all deferred amounts and interest credited to the Director using generally accepted accounting principles (GAAP) which are due and owing to the Director or Beneficiaries pursuant to the Joinder Agreement.

1.2 "Bank" means COMMUNITY BANK OF NEW JERSEY and any successor thereto.

1.3 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Director's Joinder Agreement to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the Beneficiary. If the Director's Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Director will be deemed the Beneficiary.

1.4 "Benefit Age" shall be the birthday on which the Director becomes eligible to receive benefits under the plan. Such birthday shall be designated in the Directors Joinder Agreement.

1.5 "Benefit Eligibility Date" shall be the date on which a Director is entitled to receive his Deferred Compensation Benefit. It shall be the first day of the month following the month in which the Director attains the Benefit Age designated in his Joinder Agreement.

1.6 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations, including driving while intoxicated, or similar offenses), or final cease-and-desist order, material breach of any provision of this plan, or gross negligence in matters of material importance to the Bank.

1.7 "Change in Control" shall mean and include the following with respect to the
Bank:

            (i) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank, or a similar transaction in which the Bank is not the resulting entity; or

            (ii) individuals who constitute the board of directors of the Bank on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least


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                  three-quarters of the directors comprising the Incumbent
                  Board, shall be, for purposes of this clause (ii) considered as though he were a member of the Incumbent Board.

1.8 "Children" means the Director's children, both natural and adopted, determined at the time payments am due the Children under this plan.

1.9 "Deferral Period" means the period of months designated in the Directors Joinder Agreement during which the Director shall defer current Board fees and/or retainer.

1.10 "Deferred Compensation Benefit" means the annuitized value (using the Interest Factor) of the Director's Accrued Benefit Account, measured as of the Director's Benefit Age, payable in monthly installments throughout the Payout Period and commencing on the Director's Benefit Eligibility Date.

1.11 "Disability Benefit" means the monthly benefit payable to the Director following a determination, in accordance with Subsection 5.2, that he is no longer able, properly and satisfactorily, to perform his duties as a Director.

1.12 "Effective Date" of this Plan is July 1, 2001.

1.13 "Estate" means the estate of the Director.

1.14 "Financial Hardship" means an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Director or of a dependent of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances which arise as a result of an event not within the control of the Director. The circumstances that shall constitute an unforeseeable emergency will depend upon the facts of each case, but, in any instance, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Director's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send the Director's child to college or the decision to purchase a home.

1.15 "Financial Hardship Benefit" means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship and limited to the extent reasonably needed to satisfy the emergency need.

1.16 "Interest Factor" means monthly compounding or discounting, as applicable, at Six Percent (6%) per annum.

1.17 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of months, as designated in the Director's Joinder Agreement.

1.18 "Plan Year" shall mean the twelve (12) month period from July 1 to June 30 of each year.

1.19 "Projected Deferral" is an estimate, determined upon execution of a Joinder Agreement, of the total amount of compensation to be deferred by the Director during his Deferral Period (excluding any interest accrued on such deferrals), and so designated in the Director's Joinder Agreement.

1.20 "Spouse" means the individual to whom the Director is legally married at the time of the Director's death.

1.21 "Survivor's Benefit" means a stream of monthly installments payable to the Beneficiary throughout the Payout Period. The Survivor's Benefit is equal to the amount designated in the Joinder Agreement, and subject to Subsection 6.1.


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                                   SECTION II

                          ESTABLISHMENT OF RABBI TRUST

      The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, pursuant to the agreement which establishes such rabbi trust. The contributed assets shall be subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Director and his Beneficiary(ies) in such manner and at such times as specified in this Plan. It is the intention of the Bank to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Plan. Any contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement. The amount and timing of such contribution(s) shall be specified in the agreement which establishes such rabbi trust.

                                   SECTION III

                              DEFERRED COMPENSATION

      Commencing on the Effective Date and continuing through the end of the Deferral Period, the Director and the Bank agree that the Director shall defer into his Accrued Benefit Account up to One Hundred Percent (100%) of the monthly Board fees and/or retainer which the Director would otherwise be entitled to receive from the Bank for each month of the Deferral Period. The specific amount of the Director's monthly deferred compensation shall be designated in the Director's Joinder Agreement and shall apply only to compensation attributable to services not yet performed.

                                   SECTION IV

                          ADJUSTMENT OF DEFERRAL AMOUNT

      Deferral of the specific amount of fees and/or retainer designated in the Director's Joinder Agreement shall continue in effect pursuant to the terms of this Plan unless and until the Director amends his Joinder Agreement by filing with the Administrator a Notice of Adjustment of Deferral Amount (Exhibit B of the Joinder Agreement). If the Bank increases the amount of fees and/or retainer earned by the Director, the Director can include such additional amounts in his monthly deferral, provided approval from the Board of Directors is obtained, by filing a Notice of Adjustment of Deferral Amount. A Notice of Adjustment of Deferral Amount shall be effective if filed with the Administrator at least thirty (30) days prior to any January 1st or July 1st during the Director's Deferral Period. Such Notice of Adjustment of Deferral Amount shall be effective commencing with the January 1st or July 1st following its filing and shall be applicable only to compensation attributable to services not yet performed by the Director.

                                    SECTION V

                               RETIREMENT BENEFIT

5.1 Retirement Benefit. Subject to Subsection 6.1 of this Plan and provided that the Director has not received and is not entitled to receive a benefit pursuant to Subsection 5.2, 5.3, or 5.4 the Bank agrees to pay the Director the Deferred Compensation Benefit commencing on the Director's Benefit Eligibility Date. Such payments will be made over the term of the Payout Period. In the event of the Director's death after commencement of he Deferred Compensation Benefit, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Director's Beneficiary a continuation of the monthly installments for the number of months remaining in the Payout Period.

5.2 Disability Benefit. If requested by the Director and approved by the Board of Directors, the Director shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed independent physician selected by the Bank, that the Director is no longer able, properly and satisfactorily, to perform his regular duties as a Director because of ill health, accident, disability or general inability due to age. If the Director's service is terminated pursuant to this Subsection and Board of Director approval is obtained, the Director may elect to begin receiving the Disability Benefit in lieu of the Deferred Compensation Benefit, which is not available prior to the Director's Benefit Eligibility Date. The benefit shall begin within thirty (30) days of Board of Director approval of such benefit. The amount of the monthly benefit shall be the annuitized value using the Interest Factor of the Director's Accrued Benefit Account measured as of the date of the disability determination and payable over the Payout Period. In the event the Director dies while receiving Disability Benefit payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive those benefits provided for in Subsection 6.1 (a) and the Disability Benefits provided for in this Subsection shall terminate upon the Director's death.

5.3 Removal For Cause. In the event the Director is removed for Cause at any tune prior to reaching his Benefit Age, he shall be entitled to receive that portion of the Accrued Benefit Account that is made up of his deferred compensation, measured as of the date of removal. Such amount shall be paid in a lump sum within thirty (30) days of the Director's date of removal. All other benefits provided for the Director or his Beneficiary under this Plan shall be forfeited and the Plan shall become null and void with respect to such Director.

5.4 Voluntary or Involuntary Termination. If the Director's service with the Bank is voluntarily or involuntarily terminated prior to the attainment of his Benefit Eligibility Date, for any reason, other than for Cause, the Director's death, disability, or a Change in Control, then commencing on his Benefit Eligibility Date, the Director shall be entitled to the annuitized value of (i) his Accrued Benefit Account calculated as of the date of his termination of service, plus (ii) interest accrued on such Accrued Benefit Account from the date of termination until his Benefit Age and payable over the Payout Period.

5.5 Financial Hardship Benefit. In the event the Director incurs a Financial Hardship, the Director may request a Financial Hardship Benefit. Such request shall be either approved or rejected by the Bank in the exercise of its sole discretion. The Director will be required to demonstrate to the satisfaction of the Bank that a Financial Hardship has occurred arid that the Director is otherwise entitled to a Financial Hardship Benefit in accordance with Sections
1.14 and 1.15. If a Financial Hardship Benefit is approved, it shall be paid in a lump sum within thirty (30) days of the event which triggers payment and only to the extent of the Director's account balances when paid. Any Deferred Compensation Benefit or Disability Benefit shall be actuarially adjusted to reflect such distribution.

5.6 Termination Following a Change in Control. If the Director is terminated, either voluntarily or involuntarily within three (3) years following a Change in Control as defined, the Director is entitled to his full Deferred Compensation Benefit as though he had completed all of his planned deferrals. Such benefit shall be paid over the Payout period commencing within thirty (30) days of such termination. In the event the Director dies prior to the commencement of such benefit, his beneficiary is entitled to the Survivor's Benefit as stated in the Director's Joinder Agreement.

                                   SECTION VI

                                 DEATH BENEFITS

6.1 Death Benefit Prior to Commencement of Deferred Compensation Benefit. In the event of the Director's death prior to commencement of the Deferred Compensation Benefit, the Bank shall pay the Director's Beneficiary a monthly benefit for the Payout Period, commencing within thirty (30) days of the Director's death. The amount of such monthly benefit payments shall be determined as follows:

            (a) (1) In the event death occurs (i) while the Director is receiving the Disability Benefit provided for in Subsection 5.2, or (ii) after the Director has become eligible for such Disability Benefit payments but before such payments have commenced, the Director's Beneficiary shall be entitled to receive the Survivor's Benefit for the number of months in the Payout Period, reduced by the number of months Disability Benefit payments were made to the Director. In the event death occurs after the Director has received the Disability Benefit provided for in Subsection 5.2 for the entire Payout Period, the Director's Beneficiary shall not be entitled to the Survivor's Benefit for any length of time. However, the lump sum payment described in paragraph two (2) of this Subsection 6.1(a) shall still be applicable to such Beneficiary. (2) If
                  (i) the total dollar amount of Disability Benefit payments received by the Director under Subsection 5.2 is less than the total dollar amount of payments which would have been received had the Survivor's Benefit been paid in lieu of the Disability Benefit which was paid during the Director's life, and (ii) Board of Director approval is obtained, the Bank shall pay the Director's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Director's death.

            (b) In the event death occurs while the Director is (i) in the service of the Bank, (ii) deferring fees pursuant to Section II and (iii) prior to any reduction or discontinuance (via an effective filing of a Notice of Adjustment of Deferral Amount) in the level of deferrals reflected in the Director's Joinder Agreement, the Director's Beneficiary shall be paid the Survivor's Benefit.

            (c) In the event the Director completes less than One Hundred Percent (100%) of his Projected Deferrals due to any voluntary or involuntary termination other than removal for Cause, death, disability, or a Change in Control, the Director's Beneficiary shall be paid a reduced Survivor's Benefit based on the annuitized value, using the Interest Factor, of the Director's Accrued Benefit Account measured as of the time of the Director's death.

            (d) In the event the Director completes One Hundred Percent (100%) of his Projected Deferrals prior to any voluntary or involuntary termination other than removal for Cause, and provided no payments have been made pursuant to Subsection 5.2, the Director's Beneficiary shall be paid the Survivor's Benefit.


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6.2 Additional Death Benefit - Burial Expense. In addition to the above-described death benefits, upon the Director's death, the Director's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand Dollars ($10,000.00). This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Director. Such benefit shall be payable within thirty (30) days of the Director's death. The Director's Beneficiary shall not be entitled to such benefit if the Director is removed for Cause prior to death.

                                   SECTION VII

                             BENEFICIARY DESIGNATION

      The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                  SECTION VIII

                           DIRECTOR'S RIGHT TO ASSETS

      The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Plan, shall be solely those of an unsecured general creditor of the Bank. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Bank those payments so specified under this Plan. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Plan. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                   SECTION IX

                            RESTRICTIONS UPON FUNDING

      The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of any such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                    SECTION X

                     ALIENABILITY AND ASSIGNMENT PROHIBITION

      Neither the Director nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                   SECTION XI

                                 ACT PROVISIONS

11.1 Named Fiduciary and Administrator. The Bank shall be the Named Fiduciary and Administrator (the "Administrator") of this Plan. As Administrator, the Bank shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2 Claims Procedure and Arbitration. In the event that benefits under this Plan are not paid to the Director (or to his Beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty
(60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan or the Joinder Agreement upon which the decision is based. If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Bank ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   SECTION XII

                                  MISCELLANEOUS

12.1 No Effect on Directorship Rights. Nothing contained herein will confer upon the Director the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Director without regard to the existence of the Plan. Pursuant to 12 C.F.R. ss. 563.39(b), the following conditions shall apply to this Plan:

            (1) The Bank's Board of Directors may remove the Director at any time, but any removal by the Bank's Board of Directors other than removal for Cause shall not prejudice the Director's vested right to compensation or other benefits under the contract. As provided in Section 5.3, the Director shall be paid the portion of his Accrued Benefit Account that corresponds to his deferred compensation plus interest up until the date of this termination in a lump sum within thirty
                  (30) days of his removal in the event he is removed for Cause. He shall have no right to receive additional compensation or other benefits for any period after removal for Cause.

            (2) If the Director is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended (except vested rights) as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Director all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

            (3) If the Director is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the contract shall terminate as of tile effective date of the order, but vested rights of the Director shall not be affected.

            (4) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

            (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank:

                  (i) by the Director of the Federal Deposit Insurance Corporation or his designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in ss. 13(c) of the Federal Deposit Insurance Act; or

                  (ii) by the Director of the Federal Deposit Insurance Corporation or his designee, at the time the Director or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

Any rights of the parties that have already vested, (i.e., the Accrued Benefit Account), however, shall not be affected by such action.

12.2 State Law. The Plan is established under, and will be construed according to, the laws of the State of New Jersey.

12.3 Severability. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4 Incapacity of Recipient. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Plan to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

12.5 Unclaimed Benefit. The Director shall keep the Bank informed of his current address and the current address of his Beneficiaries. If the location of the Director is not made known to the Bank within three (3) years after the date on which any payment of the Deferred Compensation Benefit may first be made, payment may be made as though the Director had died at the end of the three (3) year period.

12.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with this Plan.

12.7 Gender. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.8 Effect on Other Corporate Benefit Plans. Nothing contained in this Plan shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

12.9 Suicide. Notwithstanding anything to the contrary in this Plan, the benefits otherwise provided herein shall not be payable if the Director's death results from suicide, whether sane or insane, within twenty-four (24) months after the execution of his Joinder Agreement. If the Director dies during this twenty-four (24) month period due to suicide, the balance of his Accrued Benefit Account will be paid to the Director's Beneficiary in a single payment. Payment is to be made within thirty (30) days after the Director's death is declared a suicide by competent legal authority. Credit shall be given to the Bank for payments made prior to determination of suicide.

12.10 Inurement. This Plan shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and Beneficiaries.

12.11 Source of Payments. All payments provided in this Plan shall be timely paid in cash or check from the general funds of the Bank or the assets of the rabbi trust.

12.12 Modification of Benefit Eligibility Date. In the event that a Director desires to modify his Benefit Eligibility Date or Payout Period with respect to future deferrals, the Director may do so at the time and in the manner that the Director is entitled to adjust his deferral amounts, pursuant to Section IV of the Plan. In the event that a ]Director desires to modify his Benefit Eligibility Date or Payout Period with respect to amounts accrued in his Accrued Benefit Account the Director may do so, provided, however, that any such modification is made no later than twenty-four (24) months prior to the date of both (i) the Director's existing Benefit Eligibility (at the time of such modification) and (ii) the Director's Benefit Eligibility Date, as modified.

12.13 Early Distribution Following a Change in Control. In the event of a Change in Control of the Bank, a Director may apply to the Board of Directors of the acquiring corporation ("Acquirer's Board") to commence the distribution of his Deferred Compensation Benefit prior to the Benefit Eligibility Date and/or to receive his Deferred Compensation Benefit in a lump sum or over some alternative Payout Period. The determination whether to permit such change in election shall be within the sole discretion of the Acquirer's Board.

12.14 Tax Withholding. The Bank may withhold from any benefits payable under this Plan all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

12.15 Headings. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

                                  SECTION XIII

                              AMENDMENT/REVOCATION

      This Plan shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Director and the Bank, and such mutual consent shall be required even if the Director is no longer serving the Bank as a member of the Board.

                                   SECTION XIV

                                    EXECUTION

14.1 This plan, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.

14.2 This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

                     [Remainder of Page Intentionally Blank]

      IN WITNESS WHEREOF, the Bank has caused this Plan to be executed on the day and date first above written.

WITNESS:                                COMMUNITY BANK OF NEW JERSEY


/s/ Geraldine Davis                By:  /s/ Robert D. O'Donnell
-------------------                     -----------------------
                                   Title:  President and Chief Executive Officer

                       DIRECTOR DEFERRED COMPENSATION PLAN

                                 First Amendment

            The Director Deferred Compensation Plan of the Community Bank of New Jersey dated July 1, 2002 (the "Plan") is hereby amended in accordance with the following:

      1. Effective immediately each Director shall be entitled to execute an Amended Director Deferred Compensation Joinder Agreement for the purpose for of extending the Deferral Period from Sixty (60) months to One Hundred and Twenty (120) months, changing their Benefit Age, and their Projected Deferral, thereby, affecting all related benefits.

      2.    In all other respects the Plan shall remain I full force and effect.

            In WITNESS WHEREOF, the First Amendment has been executed by the duly authorized officer of Community Bank of New Jersey and each of the Directors on the 23rd day of October, 2003.

WITNESS:                                    COMMUNITY BANK OF NEW JERSEY


-------------------------                   By: /s/ Robert D. O'Donnell
                                                ------------------------------


                                            DIRECTORS:


                                            /s/ Charles P. Kaempffer
                                            ----------------------------------
                                            Charles P. Kaempffer


                                            /s/ Morris J. Kaplan
                                            ----------------------------------
                                            Morris J. Kaplan


                                            /s/ Eli Kramer
                                            ----------------------------------
                                            Eli Kramer


                                            /s/ William J. Mehr
                                            ----------------------------------
                                            William J. Mehr


                                            /s/ Howard M. Schoor
                                            ----------------------------------
                                            Howard M. Schoor


                                            /s/ Arnold G. Silverman
                                            ----------------------------------
                                            Arnold G. Silverman


                                            /s/ Lewis Wetstein
                                            ----------------------------------
                                            Lewis Wetstein


                                            /s/ Robert D. O'Donnell
                                            ----------------------------------
                                            Robert D. O'Donnell


                                            /s/ James A. Kinghorn
                                            ----------------------------------
                                            James A. Kinghorn

                                     FORM OF

            AMENDED DIRECTOR DEFERRED COMPENSATION JOINDER AGREEMENT

      I, __________________, and COMMUNITY BANK OF NEW JERSEY hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Director Deferred Compensation Plan ("Plan"), effective July 1, 2001, as such Plan may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

      I understand that I must execute this Director Deferred Compensation Joinder Agreement ("Joinder Agreement') as well as notify the Administrator of such execution, on or before July 1, 2001, in order to participate in the Plan from its Effective Date. Otherwise, I may execute this Joinder Agreement and give notice of such execution to the Administrator at least thirty (30) days prior to any January 1st or July 1st.

      I hereby elect to defer the following monthly amounts for a period of One Hundred Twenty (120) months known as the "Deferral Period" and will result in a "Projected Deferral" in the amount of $____________.

                               Monthly              No. of
Period                         Amount               Months               Total
7/1/01-12/01                 $_________               6                $ ______
1/02 -12/02                   _________               12                 ______
1/03 - 12/03                  _________               12                 ______
1/04 -12/04                   _________               12                 ______
1/05 -12/05                   _________               12                 ______
1/06 -12/06                   _________               12                 ______
1/07 - 12/07                  _________               12                 ______
1/08 - 12/08                  _________               12                 ______
1/09 - 12/09                  _________               12                 ______
1/10 - 12/10                  _________               12                 ______
1/11- 6/11                    _________               6                  ______

                                              Total Deferral
                                                                         ======

      I understand that my election to defer shall continue in accordance with this Joinder Agreement until such time as I submit a "Notice of Adjustment of Deferral Amount" (Exhibit B, hereto) to the Administrator, at least thirty (30) days prior to any January 1st or July 1st of my Deferral Period. A Notice of Adjustment of Deferral Amount can be used to adjust the amount of the Board fees and/or retainer to be deferred or to discontinue deferrals altogether.

      I hereby elect a "Benefit Age" of _________ years and ______ months and a "Payout Period" of _____________ months.

      In general, I understand that I shall be entitled to a "Deferred Compensation Benefit" monthly payment of $_______, pursuant to Subsection 5.1 of the Plan and subject to all relevant Subsections of the Plan.

      In general, l understand that my designated Beneficiary shall be entitled to a "Survivor's Benefit" equal to the annuitized value of my Accrual Benefit Account using the Interest Factor.

      I hereby designate the following individuals as my "Beneficiary" and I am aware that I can subsequently change such designation by submitting to the Administrator, at any subsequent time and in substantially the form attached hereto as Exhibit A, a written designation of the primary and secondary Beneficiaries to whom payment under the Plan shall be made in the event of my death prior to complete distribution of the benefits is due and payable under the Plan. I understand that any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

      PRIMARY BENEFICIARY:      _________________________

      SECONDARY BENEFICIARY:    _________________________

      I understand that I am. entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Administrator.

      This Joinder Agreement shall become effective upon execution (below) by both the Director and a duly authorized officer of the Association.

      Dated this ____day of _________, 2003


---------------------------------
(Director)


---------------------------------
(Bank's duly authorized Officer)